Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated May 20, 2003, with respect to the financial statements and schedules of the Roadway Corporation 401(k) Stock Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002, in the following Registration Statements:

Registration No.	Registration Statement Description	Filing Date

333-103035	Registration Statement (Form S-8) pertaining to the Roadway Corporation Roadway Corporation 401(k) Stock Savings Plan	February 7, 2003

333-98005	Registration Statement (Form S-8) pertaining to the Roadway Corporation Nonemployee Directors’ Express, Inc. Stock Option Plan	August 13, 2002

333-98003	Registration Statement (Form S-8) pertaining to the Roadway Corporation Express, Inc. Union Stock Plan	August 13, 2002

333-02562-99	Post Effective Amendment No. 2 to the Registration Statement (Form S-8) pertaining to the Roadway Corporation 2001 Employee Stock Purchase Plan	August 13, 2002

333-65202	Post Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the Roadway Corporation Equity Ownership Plan	August 13, 2002

333-98001	Registration Statement (Form S-8) pertaining to the Roadway Corporation Nonemployee Directors’ Equity Ownership Plan	August 13, 2002

333-97999	Registration Statement (Form S-8) pertaining to the Roadway Corporation Nonemployee Directors’ Equity And Deferred Compensation Plan	August 13, 2002

333-65202	Registration Statement (Form S-8) pertaining to the Roadway Corporation Equity Ownership Plan	July 16, 2001

033-80685-99	Post Effective Amendment No. 2 to the Registration Statement (Form S-8) pertaining to the Roadway Express, Inc. 401(k) Stock Savings Plan	July 13, 2001

333-02562-99	Post Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the Roadway Corporation 2001 Employee Stock Purchase Plan	July 13, 2001

/s/ ERNST & YOUNG LLP

Akron, Ohio
June 27, 2003